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                                                                   EXHIBIT 10(i)

                         TEMPORARY EMPLOYMENT AGREEMENT


          This Agreement made as of this 11th day of April, 1995 by and between DETREX CORPORATION, a Michigan corporation with its principal place of business at Southfield, Michigan (the "Employer"), its successors and assigns, and WILLIAM C. KING of 26281 Siena Drive, Bonita Springs, Florida 33923 (the "Employee").

          WHEREAS, Employer wishes to insure to itself the availability of Employee's services for a period of time as set forth herein; and

          WHEREAS, Employee is willing to be employed by Employer in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, Employer hereby employs and Employee hereby accepts employment as President of Employer upon the following terms and conditions:

          1. Term. The term of employment under this Agreement (the "Employment Term") shall commence on the date first set forth above ("Employment Date") and shall continue until terminated by either party in accordance with paragraph 6 hereof.

          2. Compensation. For services rendered hereunder, Employer shall pay Employee during the Employment Term a salary equal to One Thousand Three Hundred Fifty Dollars ($1,350.00) for each business day or part thereof in which Employee performs services hereunder. Employee shall submit time records showing days worked on a weekly basis. Employee shall be paid on the fifth day of each month for days worked during the immediately preceding month. Employer shall withhold income taxes, unemployment taxes and such other taxes as may be required by applicable federal and/or state laws. For services performed on weekends, holidays recognized by Employer and business days that Employee takes as personal days, Employee shall be paid on a pro-rata basis for time spent performing services on the basis of $1,350.00 per 8-hour day.

          3. Benefits. It is understood and acknowledged by both parties that Employee's employment hereunder is intended to be on a temporary and interim basis, and that Employer is actively engaged in a search for an individual to assume the position of President. In recognition of the temporary nature of the employment hereunder, Employee shall not be eligible for employee benefits otherwise available to a full-time regular employee of Employer, including but not limited to paid holidays, paid vacation, health, life or other insurance plans, retirement plans or bonuses, and Employee hereby waives and releases Employer from any claims that Employee might otherwise have against Employer with respect to such benefits.

          4. Expenses. Employer shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with his employment hereunder. Such expenses shall include, but shall not be limited to, round-trip travel between Employee's home in Florida and Employer's offices in Michigan at such times and as often

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as Employee reasonably may determine, and all lodging and subsistence costs while Employee is on business trips (it being understood that Employee shall not be paid lodging and subsistence costs while he is Michigan in view of the fact that he maintains a residence in Michigan), as well as telex, fax and telephone calls and other normal and incidental allowable expenses in accordance with Employer's standard policy. Such expenses shall be paid upon the periodic submission of invoices and shall be paid within thirty (30) days after the date of such invoice. If Employer has a policy of making cash advances of anticipated expenses to employees, Employee shall be entitled to such advances in accordance with the policies and procedures of Employer as may be in effect from time to time.

          5. Services. Employee shall render to the Employer and Employer shall be entitled to his full time services in the position of President. As President, Employee shall administer and supervise the day-to-day operations of the Employer under the direction and supervision of, and in accordance with the policies and procedures established from time to time by, the Board of Directors of Employer. While so acting, Employee shall make full and periodic reports to the Chairman of the Board of Employer or his designee. He shall perform all administrative and supervisory duties normally incident to the office of President. Notwithstanding the generality of the foregoing, Employee shall assist in identifying and evaluating suitable candidates for the post of President of the Employer. In performing services hereunder, Employee shall have such authority to bind, and act on behalf of, Employer as the individual holding the office of President of Employer is granted or permitted by the By-laws of Employer, or as otherwise may be specified by resolution of the Board of Directors of Employer.

          6. Termination. Either party may terminate this Agreement, and Employee's employment hereunder, with or without cause, by giving the other party hereto not less than five (5) working days' written notice. Upon such termination, neither party shall have any further liability or duty to the other except for any obligation to pay money which arises during the Employment Term and remains unpaid upon termination.

          7. Indemnification. Employer agrees to defend, indemnify and hold harmless the Employee from and against any and all claims of action, lawsuits, losses and liability brought or asserted by third parties against either Employer or the Employee arising out of any damage or injury occasioned by or arising in connection with this Agreement or the performance of services by the Employee hereunder, and from and against all liability for costs, fees, and legal expenses in connection therewith, except this indemnification shall not apply to any such claim, cause of action, lawsuit, loss or liability arising solely from the Employee's gross negligence or willful misconduct.

          8. Notices. All notices under this Agreement shall be in writing and shall be deemed given if delivered personally, if mailed by certified or registered mail (return receipt requested), or if sent by telex or fax to the other party, in the case of the Employee, at the address set forth above and, in the case of Employer, at 24901 Northwestern Highway, Suite 500, Southfield, Michigan 48075. Notice shall be deemed given: on the day of receipt

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if hand delivered; five (5) days after mailing, if mailed; and one (1) day after sending it by telex or fax.

          9. Confidentiality. Employee agrees to keep confidential all information concerning Employer's business, to use it only for the performance of this Agreement, and not to disclose it to any third person without Employer's prior written consent. This obligation shall survive for a period of five (5) years following termination of this Agreement. The foregoing obligations of confidentiality, non-use and non-disclosure shall not apply to information that
(i) was in the possession of or known to the Employee prior to Employer's disclosure, (ii) is available to the public at the time of disclosure hereunder,
(iii) becomes available to the public except through a breach of Employee's obligations hereunder or (iv) is disclosed to Employee by a third party who Employee reasonably believes is not under a duty of confidentiality with respect to such information.

          10. Miscellaneous Provisions. This Agreement contains the entire and only agreement between Employee and the Employer respecting the subject matter hereof. No modification shall be binding upon Employee or the Employer unless made in writing and signed by an authorized officer of the Employer and by the Employee.

          Employee's obligations of confidentiality, and Employer's obligation of indemnification, under this Agreement shall survive the termination of this Agreement regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of this Agreement or of any other agreement Employee may have with the Employer. If any provisions of this Agreement are unenforceable for any reason, the validity of any other provision hereof shall not be affected thereby.

          This Agreement shall be governed and construed according to the laws of the State of Michigan, and shall be deemed to be effective as of the day and date first set forth above. This Agreement is executed under seal.

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BY SIGNING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ ALL OF
ITS PROVISIONS, THAT EMPLOYEE AGREES TO ALL SUCH TERMS AND THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT WILL NOT VIOLATE OR BREACH THE TERMS AND PROVISIONS OF ANY OTHER AGREEMENT OR UNDERSTANDING TO WHICH THE EMPLOYEE IS A PARTY.


                                Employee: William C. King      (L.S.)
                                         ----------------------
                                DETREX CORPORATION


                                By: Arbie R. Thalacker
                                   ----------------------------
                                   Chairman of the Board